                                                                      EXHIBIT 11

                    NORRELL CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF PRIMARY EARNINGS PER SHARE
         (Dollars and shares in thousands, except per share amounts)


                                            Three Months Ended
                                        ------------------------
                                        January 26,  January 28,
                                             1997         1996
                                             ----         ----
INCOME AVAILABLE TO COMMON SHARES
PRIMARY:
   Net income applicable to common stock    $ 7,201      $ 5,114
                                            =======      =======
WEIGHTED AVERAGE SHARES
PRIMARY:
   Common shares                             23,720       23,270
   Common share equivalents applicable to
   stock options                              2,012        1,504
                                            -------      -------
     Total                                   25,732       24,774
                                            =======      =======
EARNINGS PER SHARE
PRIMARY:
   Net income applicable to common stock    $  0.28      $  0.21
                                            =======      =======

                                                                      EXHIBIT 11

                    NORRELL CORPORATION AND SUBSIDIARIES
               COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
         (Dollars and shares in thousands, except per share amounts)


                                            Three Months Ended
                                          -----------------------
                                          January 26,  January 28
                                             1997         1996
INCOME AVAILABLE TO COMMON SHARES
FULLY DILUTED:
   Net income applicable to common stock    $ 7,201      $ 5,114
                                            =======      =======
WEIGHTED AVERAGE SHARES
FULLY DILUTED:
   Common shares                             23,720       23,270
   Common share equivalents applicable to
     stock options                            2,145        1,310
                                            -------      -------
     Total                                   25,865       24,580
                                            =======      =======
EARNINGS PER SHARE (A)
FULLY DILUTED:
   Net income applicable to common stock    $  0.28      $  0.21
                                            =======      =======




(a) This calculation is submitted in accordance with Regulation S-K 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.